Exhibit 32
Wilmington Trust Corporation and subsidiaries
Form 10-Q for the three and six months ended June 30, 2010
SECTION 1350 CERTIFICATIONS
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned certify that, to their knowledge, the Form 10-Q of Wilmington Trust Corporation (the Corporation) for the second quarter of 2010 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in that report fairly presents, in all material respects, the financial condition and results of operation of the Corporation.

/s/ Donald E. Foley
Donald E. Foley
Chairman of the Board and Chief Executive Officer

/s/ David R. Gibson
David R. Gibson
Executive Vice President and Chief Financial Officer